CREDIT SUISSE ASSET MANAGEMENT INCOME FUND, INC.

UP TO $150,000,000 OF COMMON STOCK

CAPITAL ON DEMAND™

SALES AGREEMENT

November 19, 2021

JONESTRADING INSTITUTIONAL SERVICES LLC

757 Third Avenue, 23rd Floor

New York, NY 10017

Ladies and Gentlemen:

Credit Suisse Asset Management Income Fund, Inc., a Maryland corporation (the “Fund”), Credit Suisse Asset Management, LLC, a Delaware limited liability company (the “Investment Adviser”), and JonesTrading Institutional Services LLC, a Delaware limited liability company (“Jones”) hereby confirm their agreement in the form of this Sales Agreement (the “Agreement”) as follows:

1.         Issuance and Sale of Shares. The Fund agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through Jones, acting as agent and/or principal, the Fund’s common stock, $0.001 par value per share (the “Shares”), having an aggregate offering price of up to $150,000,000. Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 on the number of Shares issued and sold under this Agreement shall be the sole responsibility of the Fund and Jones shall have no obligation in connection with such compliance. The issuance and sale of Shares through Jones will be effected pursuant to the Registration Statement (as defined below) filed by the Fund and declared effective by the Securities and Exchange Commission (the “Commission”).

The Fund has entered into an Amended and Restated Investment Advisory Agreement with the Investment Adviser dated November 15, 2016, as amended to date (the “Investment Advisory Agreement”), a Custodian Agreement with State Street Bank and Trust Company (“State Street”) dated October 20, 2000, as amended to date (the “Custodian Agreement”), a Registrar, Transfer Agency and Services Agreement with EquiServ, Inc., as predecessor to Computershare Trust Company, N.A. (“Computershare”) dated March 1, 2003, as amended to date (the “Transfer Agency Agreement”), and an Administration Agreement with State Street dated June 7, 2002, as amended to date (the “Administration Agreement”). Collectively, the Investment Advisory Agreement, the Custodian Agreement, the Transfer Agency Agreement and the Administration Agreement are herein referred to as the “Fund Agreements.” In addition, the Fund has adopted a dividend reinvestment plan (the “Dividend Reinvestment and Cash

Purchase Plan”) pursuant to which the holders of Shares shall have their dividends automatically reinvested in additional shares of common stock of the Fund unless they elect to receive such dividends in cash.

The Fund has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”) and the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Investment Company Act”), with the Commission a registration statement on Form N-2 (File Nos. 333-259294 and 811-05012) (the “Original Registration Statement”), including a base prospectus with respect to the Shares and which incorporates by reference documents that the Fund has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”), and the Investment Company Act (the “Basic Prospectus”). The Fund shall prepare one or more supplements relating to the Shares to the Basic Prospectus, including all documents incorporated by reference therein, to be filed with the Commission pursuant to Rule 424 under the Securities Act (collectively, the “Prospectus Supplement”). The Fund shall furnish to Jones, for use by Jones, copies of the Basic Prospectus, as supplemented by the Prospectus Supplement, relating to the Shares. Except where the context otherwise requires, the Original Registration Statement, as amended when it became effective, including all documents filed as part thereof and incorporated by reference therein, including the Fund’s Statement of Additional Information, and including any information deemed to be part of such registration statement pursuant to Rule 430B or Rule 430C of the Securities Act is herein called the “Registration Statement.” The Basic Prospectus, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Fund with the Commission pursuant to Rule 424 under the Securities Act, and in each case including all documents incorporated by reference therein, is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto, shall be deemed to refer to and include the documents incorporated or deemed to be incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution, if applicable, hereof of any document with the Commission pursuant to the Securities Act, the Exchange Act and the Investment Company Act, as applicable, deemed to be incorporated by reference therein (the “Incorporated Documents”). For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission on its Electronic Data Gathering Analysis and Retrieval System (“EDGAR”). For purposes of this Agreement, all references to the Registration Statement, unless otherwise noted and except as the context otherwise requires, shall be deemed to include any and all amendments thereto filed with the Commission on EDGAR.

2.         Placements. Each time that the Fund wishes to issue and sell Shares hereunder (each, a “Placement”), it will notify Jones by e-mail notice (or another method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Shares to be sold, which shall, at a minimum, include the number of Shares to be issued (the “Placement Shares”), the time period during which sales are requested to be made, any limitation on the number of Placement Shares that may be sold in any one day, any minimum price below which sales may not be made and the discount, commission or other compensation to be paid by the Fund to Jones, excluding the Reimbursable Amounts (as defined in Section 7(e) herein) (a “Placement Notice”), a form of which, containing such minimum sales parameters necessary, is attached hereto as Schedule 1. The Placement Notice shall originate from any of the individuals from the Fund set forth on Schedule 3 (with a copy to each of the other individuals from the Fund listed on such schedule), and shall be addressed to each of the individuals from Jones set forth on Schedule 3, as such Schedule 3 may be amended from time to time. The Placement Notice shall be effective upon receipt by Jones unless and until (i) in accordance with the notice requirement set forth in Section 4, and within one Business Day (as defined below) of its receipt of the Placement Notice, Jones declines to accept the terms contained therein for any reason, in its sole discretion, (ii) the entire amount of the Placement Shares have been sold, (iii) in accordance with the notice requirements set forth in Section 4, the Fund or Jones suspends or terminates the sale of Placement Shares related to such Placement Notice, (iv) the Fund delivers a subsequent Placement Notice to Jones with parameters superseding those on the earlier dated Placement Notice, or (v) the Agreement has been terminated under the provisions of Section 11. The amount of any discount, commission or other compensation to be paid by the Fund to Jones in connection with the sale of the Placement Shares shall be calculated in accordance with the terms set forth in Schedule 2, unless superseded by the terms and conditions as set forth in the applicable Placement Notice. It is expressly acknowledged and agreed that neither the Fund nor Jones will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Fund delivers a Placement Notice to Jones and Jones does not decline, within the time period specified above, such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

3.         Sale of Placement Shares by Jones. Subject to the terms and conditions herein set forth, upon the Fund’s issuance of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended or otherwise terminated in accordance with the terms of this Agreement, Jones, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. Jones will provide written confirmation to the Fund no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the compensation payable by the Fund with respect to such sales, with an itemization of deductions made by Jones (as set forth in Section 5(a)) from the gross proceeds that it receives from such sales, and the Net Proceeds (as defined below) payable to the Fund. The Fund and the Investment Adviser each acknowledge that Jones intends to sell the Placement Shares in privately negotiated transactions and/or any other method permitted by law, including sales made directly on the NYSE American stock exchange (“NYSE American”), the then-existing trading market for the Shares or sales made to or through a market maker or through an electronic communications network, or in any other manner that may be deemed to be an “at-the-market” offering as defined in Rule 415 of the Securities Act, in each case, at or above the then-current net asset value of the Fund’s shares of common stock (exclusive of any distributing commission or discount payable by the Fund to Jones pursuant to Section 2 hereof) as determined by the Fund in accordance with Section 23(b) of the Investment Company Act. As the Fund’s agent with respect to any such sale, Jones covenants that it will comply with all prospectus delivery requirements imposed under applicable federal and state securities laws. Jones will not use any advertising, sales literature, other promotional material (including “prospectus wrappers,” “broker kits,” “road show slides” and “road show scripts”) or any other Additional Disclosure Item (as defined Section 6(a)(xxii) herein) in connection with the offering and sale of the Placement Shares that has not been prepared by the Fund or the Investment Adviser in connection with the offering and sale of the Placement Shares. To the extent that Jones uses any such Additional Disclosure Items that have been prepared by the Fund or the Investment Adviser in connection with the offering and sale of Placement Shares and such Additional Disclosure Items are required to be filed with the Financial Industry Regulatory Authority (“FINRA”) under FINRA’s conduct rules, Jones or its counsel will file such materials with FINRA. Jones covenants that any statements that it or its directors, officers, employees or agents make in connection with the offering and sale of the Placement Shares will be consistent with the disclosure in the Registration Statement and Prospectus. The Fund and the Investment Adviser each acknowledge and agree that (i) there can be no assurance that Jones will be successful in selling Placement Shares, and (ii) Jones will not incur any liability or obligation to the Fund, the Investment Adviser or any other person or entity if it does not sell Placement Shares for any reason other than a failure by Jones to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares as required under this Section 3. For the purposes hereof, “Trading Day” means any day on which Shares are purchased and sold on the principal exchange or market on which the Shares are listed or quoted. Jones represents and warrants to the Fund and the Investment Adviser that it has full corporate power and authority to enter into this Agreement, the execution and delivery of, and the performance by Jones of its obligations under this Agreement have been duly and validly authorized by Jones and this Agreement has been duly executed and delivered by Jones and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and legally binding agreement of Jones, enforceable against Jones in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and subject to the qualification that the enforceability of Jones’ obligations hereunder may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

4.         Suspension of Sales. The Fund or Jones may, upon notice to the other party in writing (including by e-mail correspondence to all of the individuals of the other party set forth on Schedule 3) or by telephone (confirmed immediately by verifiable facsimile transmission or e-mail correspondence to all of the individuals of the other party set forth on Schedule 3) suspend or refuse to undertake any sale of Placement Shares; provided, however, that such suspension or refusal shall not affect or impair either party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. Each of the parties hereto agrees that no such notice shall be effective against the other unless it is made to the individuals named on Schedule 3 hereto in accordance with this Section 4, as such Schedule may be amended from time to time.

5.         Settlement.

(a)        Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the second (2nd)

Business Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Fund on a Settlement Date against the receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price at which such Placement Shares were sold, after deduction for (i) Jones’s commission, discount or other compensation for such sales payable by the Fund pursuant to Section 2 hereof (or as otherwise agreed to in writing as set forth in the Placement Notice), (ii) Reimbursable Amounts (as defined herein) due and payable by the Fund to Jones hereunder pursuant to Section 7(e) hereof, and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(b)        Delivery of Shares. On or before each Settlement Date, the Fund will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting Jones’s or its designee’s account at The Depository Trust Company through its Deposit and Withdrawal at Custodian (“DWAC”) System or by such other means of delivery as may be mutually agreed upon by the parties hereto and, upon receipt of such Placement Shares, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, Jones will deliver the related Net Proceeds in same day funds to an account designated by the Fund prior to the Settlement Date. If the Fund defaults on its obligation to deliver Placement Shares on a Settlement Date, the Fund that, in addition to and in no way limiting the rights and obligations set forth in Section 9(a) hereto, it will (i) hold Jones harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Fund and (ii) pay to Jones any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

6.         Representations and Warranties of the Fund and the Investment Adviser.

(a)        Representations and Warranties by the Fund and the Investment Adviser. The Fund and the Investment Adviser, jointly and severally, represent and warrant to and agree with Jones as of the date hereof, as of each Representation Date (as defined in Section 7(j) below), and, except with respect to the first clause of Section 6(a)(vi), the entire Section 6(a)(ix), the entire Section 6(a)(xx), the entire Section 6(a)(xxix) and the entire Section (6)(a)(xxxiii), as of each Settlement Date and as of each Applicable Time (as defined in Section 6(a)(ii)), as follows:

(i)         The Registration Statement has been declared effective by the Commission under the Securities Act. Each Prospectus included as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto or filed pursuant to Rule 424 of the Securities Act complied when so filed in all material respects with the provisions of the Securities Act and the Investment Company Act. The Commission has not issued any order preventing or suspending the use of the Prospectus or the effectiveness of the Registration Statement and no proceedings for such purpose have been instituted or, to the knowledge of the Fund, are contemplated by the Commission.

(ii)         (A) The Registration Statement in the form in which it became effective and also in such form as it may be as amended, including when any post-effective amendment thereto shall become effective and as of the date hereof, as of the time of each sale of Placement Shares pursuant to this Agreement (the “Applicable

Time”) and as of each Settlement Date, and (B) the Prospectus and any amendment or supplement thereto when filed with the Commission under Rule 424 of the Securities Act and any amendment or supplement thereto when filed with the Commission and as of the date hereof, as of each Applicable Time and as of each Settlement Date, complied or will comply in all material respects with the provisions of the Securities Act and the Investment Company Act, and each of the Registration Statement and the Prospectus did not or will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading; except that this representation and warranty does not apply to statements in or omissions from the Registration Statement and the Prospectus made in reliance upon and in conformity with information relating to Jones furnished to the Fund in writing by or on behalf of Jones expressly for use therein.

(iii)         The Incorporated Documents, as of their respective filing dates with the Commission, as of the date hereof, as of each Applicable Time and as of each Settlement Date (i) complied and will comply in all material respects with the requirements of the Exchange Act and the Investment Company Act, as applicable, and (ii) did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that this representation and warranty does not apply to statements in or omissions from the Incorporated Documents made in reliance upon and in conformity with information relating to Jones furnished to the Fund in writing by or on behalf of Jones for use therein.

(iv)         Each Additional Disclosure Item (as defined in Section 6(a)(xxii) hereof), does not and will not materially conflict with the information contained in the Registration Statement or the Prospectus and each such Additional Disclosure Item, as supplemented by and taken together with the Prospectus as of each Applicable Time and each Settlement Date, did not and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that this representation and warranty does not apply to statements in or omissions from any Additional Disclosure Item made in reliance upon and in conformity with information relating to Jones furnished to the Fund in writing by or on behalf of Jones for use therein.

(v)         The Fund has been duly incorporated and is validly existing in good standing as a corporation under the laws of the State of Maryland, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement to any of them), and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except to the extent that the failure to be so qualified would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), general affairs, business, properties, business prospects, net assets or results of operations of the Fund, whether or not occurring in the ordinary course of business (a “Fund Material Adverse Effect”). The Fund has no subsidiaries.

(vi)         The Fund’s authorized equity capitalization is as set forth in the Prospectus; the capital stock of the Fund conforms in all material respects to the description thereof contained in the Prospectus; all outstanding shares of capital stock have been duly and validly authorized and issued and are fully paid and nonassessable by the Fund; the Placement Shares have been duly and validly authorized, and, when issued and delivered against payment therefor in accordance with this Agreement, will be fully paid and nonassessable by the Fund; the Placement Shares are duly listed, and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on the NYSE American and the certificates for the Placement Shares, if any, are in valid and sufficient form; the holders of outstanding shares of the Fund’s common stock are not entitled to preemptive or other rights to subscribe for the Placement Shares; and, except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Fund are outstanding, other than rights of reinvestment of dividends and capital gains distributions.

(vii)         The Fund’s registration statement on Form 8-A under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”) is effective.

(viii)         The Fund, subject to the Registration Statement having been declared effective and the filing of the Prospectus under Rule 424 under the Securities Act, has taken all required action under the Securities Act and the Investment Company Act to make the public offering and consummate the sale of the Placement Shares as contemplated by this Agreement.

(ix)         There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit to the Registration Statement, which are not described or filed as required by the Securities Act or the Investment Company Act; and the statements in the Registration Statement and the Prospectus under the heading “Description of Shares” fairly summarizes the matters therein described.

(x)         The Fund has full power and authority to enter into this Agreement. The execution and delivery of and the performance by the Fund of its obligations under this Agreement and the Fund Agreements have been duly and validly authorized by the Fund and this Agreement and the Fund Agreements have been duly executed and delivered by the Fund and, assuming due authorization, execution and delivery by each of the other parties thereto, constitute the valid and legally binding agreements of the Fund, enforceable against the Fund in accordance with their terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Fund’s obligations hereunder and thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

(xi)         The Fund is duly registered under the Investment Company Act as a closed-end, non-diversified management investment company and the Fund’s notification of registration as an investment company under the Investment Company Act on Form N-8A, as amended from time to time (the “Investment Company Act Notification”), has been duly filed with the Commission. The Fund has not received any notice from the Commission pursuant to Section 8(e) of the Investment Company Act with respect to the Investment Company Act Notification or the Registration Statement.

(xii)         No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Fund Agreements, except such as have been made or obtained under the Securities Act, the Investment Company Act, the rules and regulations of FINRA and the NYSE American, and such as may be required under the blue sky laws of any jurisdiction in connection with the issuance and sale of the Placement Shares in the manner contemplated herein and in the Prospectus.

(xiii)         Neither the issuance and sale of the Placement Shares, the execution, delivery or performance of this Agreement or any of the Fund Agreements by the Fund, nor the consummation by the Fund of the transactions herein or therein contemplated: (i) conflicts or will conflict with or constitutes or will constitute a breach of the charter or by-laws of the Fund; (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Fund is a party or by which it or any of its properties may be bound which has been filed as an exhibit to the Registration Statement; or (iii) violates or will violate in any respect any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Fund or any of its properties or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Fund pursuant to the terms of any agreement or instrument to which it is a party or by which it may be bound or to which any of the property or assets of the Fund is subject, except, in the case of clauses (ii) and (iii) of this paragraph, for such conflict, breach, default, violation or lien, charge or encumbrance that, either alone or in the aggregate, does not have or would not reasonably be expected to have a Fund Material Adverse Effect or a material adverse effect on the ability of the Fund to perform its obligations under this Agreement or any of the Fund Agreements.

(xiv)         No holders of securities of the Fund have any rights to require the registration of such securities under the Registration Statement.

(xv)         The financial statements, together with related schedules and notes, included or incorporated by reference in the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Fund as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Securities Act and the Investment Company Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein); and the other financial and statistical information and data included in the Registration Statement and the Prospectus (other than the information contained in the table under the headings “Financial Highlights” and “Trading and Net Asset Value Information”) are accurately derived from such financial statements and/or the books and records of the Fund.

(xvi)         No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Fund or to which the Fund or any of its property is subject, is pending or, to the best knowledge of the Fund, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions herein contemplated or (ii) could reasonably be expected to result in a Fund Material Adverse Effect, except as set forth in or contemplated in the Prospectus.

(xvii)         The Fund owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

(xviii)         The Fund is not (i) in violation of its charter or bylaws, (ii) in breach or default in any respect in the performance of the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject or (iii) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Fund or of any material decree of the Commission, FINRA, any state securities commission, any foreign securities commission, any national securities exchange, any arbitrator, any court or any other governmental, regulatory, self-regulatory or administrative agency or any official having jurisdiction over the Fund, except, in the case of clauses (ii) and (iii) of this paragraph, for such breach, default or violation that, either alone or in the aggregate, does not have or would not reasonably be expected to have a Fund Material Adverse Effect or a material adverse effect on the ability of the Fund to perform its obligations under this Agreement or any of the Fund Agreements.

(xix)         Since the date as of which information is given in the Prospectus, except as otherwise stated therein or in any amendment or supplement thereto, (i) there has been no material, adverse change in the condition (financial or other), business, properties, net assets or results of operations of the Fund or business prospects (other than as a result of a change in the financial markets generally) of the Fund, whether or not arising in the ordinary course of business, (ii) there have been no transactions entered into by the Fund which are material to the Fund other than those in the ordinary course of its business as described in the Prospectus and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Fund on any class of its shares of common stock other than pursuant to the Fund’s managed distribution policy or as may be required for the Fund to maintain its qualification as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), or to avoid liability for excise taxes.

(xx)         PricewaterhouseCoopers LLP, who have audited the financial statements included or incorporated by reference in the Registration Statement and the Prospectus, have represented to the Fund that they are independent public accountants with respect to the Fund within the meaning of the Securities Act and the Investment Company Act.

(xxi)         The Fund has not distributed and, prior to the completion of the issuance and sale of the Placement Shares in accordance with this Agreement, will not distribute any offering material in connection with the offering and sale of the Placement Shares other than the Registration Statement, the Prospectus or other materials permitted by the Securities Act or the Investment Company Act.

(xxii)         Without having previously furnished Jones with a copy for its review, the Fund (A) has not and will not distribute any offering material in connection with the offering and sale of the Placement Shares other than the Registration Statement, the Prospectus and any Additional Disclosure Items and (B) has not made and will not make any offer relating to the Placement Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act and which the parties agree, for the purposes of this Agreement, includes (1) any “advertisement” as defined in Rule 482 under the Securities Act and treated by the Fund as subject to Rule 482 under the Securities Act and (2) any sales literature, materials or information provided to investors by, or with the approval of, the Fund in connection with the sale or marketing of the offering of the Placement Shares, including any road show or investor presentations (including slides and scripts relating thereto) made to investors by or on behalf of the Fund (the materials and information referred to in this Section 6(a)(xxii)(B) are herein referred to as “Additional Disclosure Items”). All Additional Disclosure Items complied and will comply in all material respects with (i) the applicable requirements of the Securities Act and the Investment Company Act, including without limitation all applicable filing (where required), legending and record keeping requirements, and (ii) the rules and interpretations of FINRA.

(xxiii)         The Fund is insured against losses in such amounts as the Fund deems adequate; all policies of insurance insuring the Fund or its business, assets, employees, officers and directors, including the Fund’s directors and officers errors and omissions insurance policy and its fidelity bond required by Rule 17g-1 of the Investment Company Act, are in full force and effect; the Fund is in compliance with the terms of such policy and fidelity bond in all material respects; and there are no claims by the Fund under any such policy or fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause; and the Fund has no reason to believe that it will not be able to renew its existing insurance coverage and fidelity bond as and when such coverage and fidelity bond expires or to obtain similar coverage and fidelity bond as may be appropriate to continue its business at a cost that would not have a Fund Material Adverse Effect, except as set forth in or contemplated in the Registration Statement and the Prospectus.

(xxiv)         The Fund has such licenses, permits, and authorizations of governmental or regulatory authorities (collectively, “permits”) as are necessary to own its property and to conduct its business in the manner described in the Prospectus, except where such failure would not be reasonably expected to result in a Fund Material Adverse Effect; the Fund has fulfilled and performed all its material obligations with respect to such permits and no event has occurred which allows or, after notice or lapse of time, would allow, revocation or termination thereof or results in any other material impairment of the rights of the Fund under any such permit, subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, none of such permits contains any restriction that is materially burdensome to the Fund.

(xxv)         The Fund maintains and will maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization and with the investment objectives, policies and restrictions of the Fund and the applicable requirements of the Investment Company Act and the Code; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles, to calculate net asset value, to maintain accountability for assets and to maintain material compliance with the books and records requirements under the Investment Company Act; (iii) access to assets in control of the Fund’s custodian is permitted by the custodian only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Fund’s internal controls over financial reporting are effective and the Fund is not aware of any material weakness in its internal control over financial reporting that has not been disclosed in a filing with the Commission.

(xxvi)         The Fund maintains “disclosure controls and procedures” (as such term is defined in Rule 30a-3 under the Investment Company Act); such disclosure controls and procedures are effective as required by the 1940 Act.

(xxvii)         Except as stated in this Agreement, the Registration Statement and the Prospectus, the Fund has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Fund to facilitate the sale or resale of the Placement Shares in violation of the Exchange Act, and the Fund is not aware of any such action taken or to be taken by any affiliates of the Fund.

(xxviii)     This Agreement and each of the Fund Agreements complies in all material respects with all applicable provisions of the Investment Company Act and the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (the “Advisers Act”).

(xxix)         Except as disclosed in the Registration Statement or any supplement thereto filed pursuant to Rule 424 under the Securities Act, no director of the Fund is an “interested person” (as defined in the Investment Company Act) of the Fund or an “affiliated person” (as defined in the Investment Company Act) of Jones.

(xxx)         The Fund intends to direct the investment of the Net Proceeds in such a manner as to comply with the requirements of Subchapter M of the Code.

(xxxi)         The conduct by the Fund of its business (as described in the Prospectus) does not require it to be the owner, possessor or licensee of any patents, patent licenses, trademarks, service marks or trade names which it does not own, possess or license.

(xxxii)        The Fund has filed all tax returns required to be filed or has requested extensions thereof (except in any case in which the failure to so file would not result in a Fund Material Adverse Effect, except as set forth in or contemplated in the Prospectus), and the Fund is not in material default in the payment of any taxes which were shown as payable on said returns or any assessments with respect thereto, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not result in a Fund Material Adverse Effect, except as set forth in or contemplated in the Prospectus; and the Fund has been and is currently in compliance with the requirements of Subchapter M of the Code to qualify as a regulated investment company under the Code.

(xxxiii)        The statements made in the Prospectus under the captions “Federal Income Taxation” insofar as they constitute matters of law or legal conclusions, constitute accurate statements of any such matters of law or legal conclusions.

(xxxiv)        There are no transfer taxes or similar fees or charges under Federal law, or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Fund or sale by the Fund of the Placement Shares.

(xxxv)         There is and has been no material failure on the part of the Fund and any of the Fund’s officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Sections 302 and 906 related to certifications.

(xxxvi)        The Fund has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities Laws (as that term is defined in Rule 38a-1 of the Investment Company Act) by the Fund, including policies and procedures that provide oversight of compliance by each investment adviser, administrator and transfer agent of the Fund.

(xxxvii)      The operations of the Fund are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Fund with respect to the Money Laundering Laws is pending or, to the knowledge of the Fund, threatened.

(xxxviii)     There are no business relationships or related-party transactions involving the Fund or any other person required to be described in the Registration Statement or the Prospectus which have not been described as required, it being understood and agreed that the Fund and the Investment Adviser make no representation or warranty with respect to any such relationships involving Jones or any affiliate and any other person that have not been disclosed to the Fund by Jones in connection with this offering.

(xxxix)      Neither the Fund nor, to the knowledge of the Fund, any director, officer, agent, employee or affiliate of the Fund is aware of or has taken any action in connection with the Fund, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Fund, and to the knowledge of the Fund, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xl)         Neither the Fund nor, to the knowledge of the Fund, any director, officer, agent, employee or affiliate of the Fund is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Fund will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(b)        Representations and Warranties with Respect to the Investment Adviser. The Investment Adviser represents and warrants to, and agrees with Jones, as of the date hereof, as of each Representation Date (as defined in Section 7(j) below), and, except with respect to the last clause of Section 6(b)(vi), as of each Settlement Date and as of each Applicable Time, as follows:

(i)         It has been duly organized and is validly existing in good standing as a limited liability company under the laws of the State of Delaware, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified to do business and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to so qualify, either alone or in the aggregate, does not have or would not reasonably be expected to have an Investment Adviser Material Adverse Effect (as defined below) or (B) a Fund Material Adverse Effect.

(ii)         It is duly registered as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act from acting under the Investment Advisory Agreement, as contemplated by the Prospectus.

(iii)         It has full power and authority to enter into this Agreement and the Investment Advisory Agreement; the execution and delivery of, and the performance by the Investment Adviser of its obligations under, this Agreement and the Investment Advisory Agreement have been duly and validly authorized by the Investment Adviser; and this Agreement and the Investment Advisory Agreement have been duly executed and delivered by the Investment Adviser and, assuming due authorization, execution and delivery by the other parties thereto, constitute the valid and legally binding agreements of the Investment Adviser, enforceable against the Investment Adviser in accordance with their terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and subject to the qualification that the enforceability of the Investment Adviser’s obligations hereunder and thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

(iv)         It has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Prospectus and under this Agreement and the Investment Advisory Agreement, as applicable.

(v)         The description of the Investment Adviser and its business, and the statements attributable to the Investment Adviser, in the Registration Statement and the Prospectus comply in all material respects with the provisions of the Securities Act, the Investment Company Act and the Advisers Act and do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(vi)         No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Investment Adviser or to which it or any of its property is subject is pending or, to the best knowledge of the Investment Adviser, threatened that (i) is required to be described in the Prospectus that is not so described as required, (ii) would reasonably be expected to have a material adverse effect on the ability of the Investment Adviser to fulfill its obligations hereunder or under the Investment Advisory Agreement, (iii) would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), general affairs, business, properties, business prospects, net assets or results of operations of the Investment Adviser, whether or not occurring in the ordinary course of business (an “Investment Adviser Material Adverse Effect”) or (iv) would reasonably be expected to result in a Fund Material Adverse Effect, except as set forth in or contemplated in the Prospectus; and there are no agreements, contracts, indentures, leases, permits or other instruments relating to the Investment Adviser that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Securities Act or the Investment Company Act.

(vii)         Since the respective dates as of which information is given in the Prospectus, except as otherwise stated therein, (i) there has been no material, adverse change in the condition (financial or other), business, properties, net assets or results of operations or business prospects of the Investment Adviser (other than as a result of a change in the financial markets generally), whether or not arising from the ordinary course of business and (ii) there have been no transactions entered into by the Investment Adviser which are material to the Investment Adviser, other than those in the ordinary course of its business that would be required to be disclosed in the Prospectus.

(viii)         It has such permits (as defined above) as are necessary to own its property and to conduct its business in the manner described in the Prospectus, except where such failure would not be reasonably expected to result in an Investment Adviser Material Adverse Effect; it has fulfilled and performed all its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Investment Adviser under any such permit.

(ix)         This Agreement and the Investment Advisory Agreement comply in all material respects with all applicable provisions of the Investment Company Act and the Advisers Act.

(x)         No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Investment Advisory Agreement, except such as have been made or obtained under the Securities Act and the Investment Company Act and such as may be required under the blue sky laws of any jurisdiction in connection with the issuance and sale of the Placement Shares in the manner contemplated herein and in the Prospectus.

(xi)         Neither the execution, delivery or performance of this Agreement or the Investment Advisory Agreement, nor the consummation by the Fund or the Investment Adviser of the transactions herein or therein contemplated (i) conflicts or will conflict with or constitutes or will constitute a breach of the operating agreement of the Investment Adviser, (ii) conflicts or will conflict with or constitutes or will constitute a breach of or a default under, any agreement, indenture, lease or other instrument to which the Investment Adviser is a party or by which it or any of its properties may be bound or (iii) violates or will violate in any respect any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Investment Adviser or any of its properties or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Investment Adviser pursuant to the terms of any agreement or instrument to which the Investment Adviser is a party or by which the Investment Adviser may be bound or to which any of the property or assets of the Investment Adviser is subject, except, in the case of clauses (ii) and (iii) of this paragraph, for such conflict, breach, default, violation, lien, charge or encumbrance that, either alone or in the aggregate, does not have or would not reasonably be expected to have, an Investment Adviser Material Adverse Effect or a Fund Material Adverse Effect.

(xii)         Except as stated in this Agreement and in the Registration Statement and the Prospectus, it has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Fund to facilitate the sale or resale of the Placement Shares in violation of the Exchange Act, and it is not aware of any such action taken or to be taken by any of its affiliates.

(xiii)                Its operations and the operations of its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Investment Adviser or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Investment Adviser, threatened, except to the extent any such action, suit or proceeding would not reasonably be expected to result in an Investment Adviser Material Effect.

(xiv)         It maintains a system of internal controls sufficient to provide reasonable assurance that (i) transactions effectuated by it under the Investment Advisory Agreement are executed in accordance with its management’s general or specific authorization; and (ii) access to the Fund’s assets is permitted only in accordance with its management’s general or specific authorization.

(c)        Certificates. Any certificate signed by any authorized officer of the Fund or the Investment Adviser identified on Schedule 3 attached hereto, as such Schedule may be updated from time to time pursuant to notice properly delivered to Jones pursuant to Section 12 of this Agreement and delivered to the representatives or to counsel for Jones, shall be deemed a representation and warranty by the Fund or the Investment Adviser, as the case may be, to Jones as to the matters covered thereby.

7.         Covenants of the Fund and the Investment Adviser. The Fund and the Investment Adviser, jointly and severally, covenant and agree with Jones that:

(a)        The Fund will promptly advise Jones (i) when, during any period that a prospectus relating to the offer or sale of Placement Shares is required to be delivered under the Securities Act, any amendment to the Registration Statement affecting the Placement Shares shall have become effective, (ii) of any request by the Commission for any amendment or supplement to the Registration Statement, the Prospectus or any Additional Disclosure Item, or for any additional information, affecting or in respect of the Placement Shares, (iii) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement affecting the Placement Shares or the institution or threatening of any proceeding for that purpose, and (iv) the receipt by the Fund of any notification with respect to the suspension of the qualification of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Fund will not file any amendment to the Registration Statement affecting the Placement Shares or any supplement to the Prospectus affecting the Placement Shares unless the Fund has furnished Jones with a copy for its review prior to filing. Subject to the foregoing sentence, the Fund will cause the Prospectus Supplement to be transmitted to the Commission for filing pursuant to Rule 424 under the Securities Act. The

Fund will use its best efforts to prevent the issuance of any order suspending the effectiveness of the Registration Statement affecting the Placement Shares and, if issued, to obtain as soon as possible the withdrawal thereof. The Fund will timely file the requisite copies of the Prospectus with the Commission pursuant to Rule 424 under the Securities Act.

(b)        During any period in which a Prospectus relating to the Placement Shares is required to be delivered by Jones under the Securities Act with respect to a pending sale of the Placement Shares (whether physically or through compliance with Rule 153 or Rule 172 under the Securities Act or otherwise), the Fund will comply so far as it is able and in all material respects with all requirements imposed upon it by the Securities Act, the Exchange Act and the Investment Company Act, as from time to time in force, so far as necessary to permit the continuance of sales of the Placement Shares during such period in accordance with the provisions hereof and the Prospectus, and will file with the Commission and the NYSE American all documents pursuant to the Securities Act, the Exchange Act and the Investment Company Act in the manner and within the time periods required by the Securities Act, the Exchange Act and the Investment Company Act, including any Incorporated Documents. If during such period any event occurs as a result of which the Prospectus or any Additional Disclosure Item as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement, Prospectus or any Additional Disclosure Item to comply with the Securities Act, the Fund will promptly notify Jones to suspend the offering of Placement Shares during such period and the Fund will promptly amend or supplement the Registration Statement, Prospectus or any Additional Disclosure Item so as to correct such statement or omission or effect such compliance.

(c)        During any period in which the Prospectus relating to the Placement Shares is required to be delivered by Jones under the Securities Act with respect to a pending sale of the Placement Shares (whether physically or through compliance with Rule 153 or Rule 172 under the Securities Act or otherwise), the Fund will use reasonable efforts to cause the Placement Shares to be listed on the NYSE American and to qualify, if necessary, the Placement Shares for sale under the securities laws of such United States jurisdictions as Jones reasonably designates and to continue such qualifications in effect so long as required for the issuance and sale of the Placement Shares in accordance with this Agreement; provided, however, that the Fund shall not be required in connection therewith to qualify as a foreign corporation or dealer in securities, file a general consent to service of process in any jurisdiction, or meet any other requirement in connection with this Section 7(c) deemed by the Fund to be unduly burdensome.

(d)        As soon as practicable, but in no event later than the last day of the 18th full calendar month following the calendar quarter in which the effective date of the Registration Statement falls, the Fund will make generally available to its security holders an earnings statement, which need not be audited, which earnings statement shall satisfy the provisions of Section 11(a) and Rule 158 of the Securities Act.

(e)        The Fund agrees to pay all costs, fees and expenses incurred in connection with performance of its obligations hereunder and in connection with the transactions contemplated under this Agreement, including, without limitation, (i) all expenses incident to the issuance and delivery of the Placement Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Placement Shares, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Placement Shares, (iv) all reasonable fees and expenses of the Fund’s counsel and the Fund’s independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts) and the Prospectus, and all amendments and supplements thereto and this Agreement, (vi) all filing fees, distribution fees, attorneys’ fees and expenses incurred by the Fund in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Placement Shares for offer and sale under the state securities or blue sky laws, including, if requested by Jones, the preparation by counsel for Jones and printing of a “Blue Sky Survey” or other memorandum, and any supplements thereto, advising Jones of such qualifications, registrations and exemptions (provided that any fees of counsel for Jones shall be limited in accordance with clause (ix) below), (vii) the fees and expenses associated with listing the Placement Shares on the NYSE American, (viii) all fees associated with any filings required to be made with FINRA (including the reasonable fees and disbursements of counsel to Jones in connection with the review by FINRA of the terms of the sale of the Placement Shares, such fees and disbursements to be limited in accordance with clause (ix) below), (ix) the reasonable fees and expenses of counsel for Jones (provided such fees and expenses shall not exceed $10,000 on an annual basis in each annual period following the date of this Agreement), and (x) all other fees, costs and expenses incident to the performance by the Fund of its obligations hereunder. Except as provided in Section 7(e)(ix) above with respect to Jones (the “Reimbursable Amounts”), the aggregate amount of any discount, commission or other compensation to be paid by the Fund to Jones in connection with Jones’ performance of its obligations under this Agreement shall be as set forth on Schedule 2 attached hereto (or as otherwise agreed to in writing as set forth in the Placement Notice). The Fund shall pay to Jones the Reimbursable Amounts payable under this Section 7(e) in addition to such discount, commissions and other compensation payable to Jones as contemplated by Schedule 2 (or as otherwise agreed to in writing as set forth in the Placement Notice). The Investment Adviser agrees to pay all costs, fees and expenses of its counsel.

(f)        The Fund will use the Net Proceeds as described in the Prospectus.

(g)        The Fund will, at any time during the term of this Agreement, as supplemented from time to time, advise Jones immediately after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document required to be provided to Jones pursuant to this Agreement.

(h)        The Fund will cooperate with any reasonable due diligence review conducted by Jones or its agents, including, without limitation, providing information and making available documents and senior corporate officers, as Jones may reasonably request; provided, however, that the Fund shall be required to make available documents and senior corporate officers only (i) at the Fund’s principal offices (unless otherwise agreed by the parties) and (ii) during the Fund’s ordinary business hours. The parties acknowledge that the due diligence review contemplated by this Section 7(h) will include during the term of this Agreement (x) if reasonably requested by Jones, a bring-down diligence conference among Jones and certain officers of the Fund’s operations or legal departments upon the issuance by the Fund of a Placement Notice and (y) a diligence conference to occur within five Business Days following the Fund’s filing of each of its annual and semi-annual reports on Form N-CSR and N-CSRS, respectively, whereby the Fund and the Investment Adviser will make their respective senior corporate officers, including portfolio managers, reasonably available to address certain diligence inquiries of Jones and will provide such additional information and documents as Jones may reasonably request. The requirement to conduct a due diligence session under this Section 7(h) shall be waived if at the time such due diligence session is required pursuant to this Agreement there is no Placement Notice outstanding or the Fund has suspended the sale of, or otherwise does not intend to sell, Placement Shares. Notwithstanding the foregoing, if the Fund subsequently decides to deliver a Placement Notice or otherwise resume the sale of Placement Shares prior to the next occurring Representation Date (as defined below), the Fund shall conduct the due diligence session contemplated by this Section 7(h) at or prior to the delivery of such Placement Notice or the resumption of the sale of Placement Shares.

(i)        The Fund agrees that on such dates as the Securities Act shall require, the Fund will (i) file a Prospectus Supplement with the Commission under Rule 424 under the Securities Act, which Prospectus Supplement will set forth, within the relevant period, the amount of Placement Shares sold through Jones, the Net Proceeds to the Fund and the compensation payable by the Fund to Jones with respect to such Placement Shares, and (ii) deliver such number of copies of each such Prospectus Supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market.

(j)        During the term of this Agreement, each time the Fund (i) files a Prospectus relating to the Placement Shares, (ii) amends or supplements the Registration Statement or the Prospectus relating to the Placement Shares by means of a post-effective amendment, sticker, or supplement (other than a Prospectus Supplement filed in accordance with Section 7(i) of this Agreement), (iii) files its annual report on Form N-CSR (the “Annual Report”) or (iv) files its semi-annual report on Form N-CSRS (the “Semi-Annual Report,” together with the Annual Report, the “Reports”), each of the Fund and the Investment Adviser shall furnish Jones with a certificate, in the form attached hereto as Exhibit 7(j). (Each date contemplated in subsections (i), (ii), (iii) and (iv) of this Section 7(j) is referred to herein as the “Representation Date”). The requirement to provide the certificates under this Section 7(j) shall be waived if at the time of the required delivery of such certificate pursuant to this Agreement there is no Placement Notice outstanding or the Fund has suspended the sale of, or otherwise does not intend to sell, Placement Shares. Notwithstanding the foregoing, if the Fund subsequently decides to deliver a Placement Notice or otherwise resume the sale of Placement Shares prior to the next occurring Representation Date, the Fund shall provide Jones with such certificates at or prior to the delivery of such Placement Notice or the resumption of the sale of Placement Shares, dated the date of the Placement Notice or the resumption of the sale of the Placement Shares, as applicable.

(k)        Except as otherwise provided in this Section 7(k), on the date hereof and thereafter as of each Representation Date, or with respect to a Representation Date triggered by the filing of a Report, within three Business Days following the filing of such Report, the Fund shall cause to be furnished to Jones with a written opinion and negative assurance letter of Willkie Farr & Gallagher LLP or such other counsel as the parties may agree (the “Fund Counsel”), dated the Representation Date or date of delivery, as applicable, in substantially the form attached hereto as Exhibit 7(k)(1), but modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinion, counsel may furnish Jones with a letter to the effect that Jones may rely on a prior opinion delivered under this Section 7(k) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date). Insofar as any opinion of Fund Counsel relates to or is dependent upon matters governed by Maryland law, Fund Counsel will be permitted to rely on the opinion of Miles & Stockbridge P.C. or such other Maryland counsel as it may select. In the event that a Representation Date is triggered by the filing of a Semi-Annual Report, only the opinion and the negative assurance letter of Fund Counsel identified in Exhibit 7(k)(2) shall be required. The requirement to provide the opinion and negative assurance letter of Fund Counsel, as applicable, contemplated by this Section 7(k) shall be waived if at the time of the required delivery of such opinions and negative assurance letter pursuant to this Agreement there is no Placement Notice outstanding or the Fund has suspended the sale of, or otherwise does not intend to sell, Placement Shares. Notwithstanding the foregoing, if the Fund subsequently decides to deliver a Placement Notice or otherwise resume the sale of Placement Shares prior to the next occurring Representation Date, the Fund shall provide Jones with such opinion and negative assurance letter of Fund Counsel, as applicable, at or prior to the delivery of such Placement Notice or the resumption of the sale of Placement Shares, dated the date of the Placement Notice or the resumption of the sale of the Placement Shares, as applicable.

(l)        On the date hereof and thereafter as of each Representation Date, or with respect to a Representation Date triggered by the filing of a Report, within three Business Days following the filing of such Report, and during any period in which the Prospectus relating to the Placement Shares is required to be delivered by Jones (whether physically or through compliance with Rule 153 or Rule 172 under the Securities Act or otherwise), each time that the Registration Statement is amended or the Prospectus supplemented to include additional amended financial information or Fund audited financial statements, the Fund shall cause its independent accountants to furnish Jones letters (the “Comfort Letters”), dated the date of each such Representation Date or applicable delivery date, in form and substance satisfactory to Jones, (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter. Notwithstanding the foregoing, in the event that a Representation Date is triggered by the filing of a Semi-Annual Report, then no Comfort Letter contemplated by this Section 7(l) shall be required; provided, however, that in such case the Fund shall deliver to Jones on the applicable delivery date with respect to the filing of the Fund’s Semi-Annual Report a certificate of the Fund’s chief financial officer substantially in the form attached hereto as Exhibit 7(l) (the “CFO Certificate”). The requirement to provide a Comfort Letter or CFO Certificate, as applicable, under this Section 7(l) shall be waived if at the time of the required delivery of the Comfort Letter or CFO Certificate, as applicable, pursuant to this Agreement there is no Placement Notice outstanding or the Fund has suspended the sale of, or otherwise does not intend to sell, Placement Shares. Notwithstanding the foregoing, if the Fund subsequently decides to deliver a Placement Notice or otherwise resume the sale of Placement Shares prior to the next occurring applicable Representation Date, the Fund shall provide Jones with a Comfort Letter or CFO Certificate, as applicable, at or prior to the delivery of such Placement Notice or the resumption of the sale of Placement Shares, dated the date of the Placement Notice or the resumption of the sale of the Placement Shares, as applicable.

(m)        On the date hereof and thereafter as of each Representation Date, or with respect to a Representation Date triggered by the filing of a Report, within three Business Days following the filing of such Report, each of the Fund and the Investment Adviser shall furnish Jones with a certificate of its respective Secretary or other authorized representative of the company, in form and substance reasonably satisfactory to Jones. The requirement to provide a certificate under this Section 7(m) shall be waived if at the time of the required delivery of such certificate pursuant to this Agreement there is no Placement Notice outstanding or the Fund has suspended the sale of, or otherwise does not intend to sell, Placement Shares. Notwithstanding the foregoing, if the Fund subsequently decides to deliver a Placement Notice or otherwise resume the sale of Placement Shares prior to the next occurring Representation Date, the Fund shall provide Jones with such certificate at or prior to the delivery of such Placement Notice or the resumption of the sale of Placement Shares, dated the date of the Placement Notice or the resumption of the sale of the Placement Shares, as applicable.

(n)        Each Placement Notice issued by the Fund to Jones shall be deemed to be an affirmation that the representations and warranties made by it in this Agreement are true and correct in all material respects at the time such Placement Notice is issued, and that the Fund has complied in all material respects with all of the agreements to be performed by it hereunder at or prior to such time.

(o)        The Fund (including its agents and representatives, other than Jones in its capacity as such) will not make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Securities Act), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Placement Shares hereunder, except by means of the Registration Statement, the Prospectus or without having previously furnished Jones with a copy for its review, any Additional Disclosure Item.

(p)        The Fund will comply in all material respects with all requirements imposed upon it by the Securities Act, the Exchange Act and the Investment Company Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Shares as contemplated by the provisions hereof and the Prospectus.

(q)        The Fund will not, without giving Jones at least three Business Days prior written notice of a proposed sale, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any shares of the Fund’s common stock (other than the

Placement Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for shares of common stock, warrants or any rights to purchase or acquire, shares of common stock during the period beginning on the fifth (5th) Trading Day immediately prior to the date on which any Placement Notice is delivered to Jones hereunder and ending on the fifth (5th) Trading Day immediately following the final Settlement Date with respect to Placement Shares sold pursuant to such Placement Notice; provided, however, that such restrictions will not be required in connection with the Fund’s issuance or sale of shares of common stock pursuant to (i) the Dividend Reinvestment and Cash Purchase Plan, and (ii) any conversion of securities or exercise of warrants, options or other rights in effect or outstanding as of the date of this Agreement.

(r)        The Fund will furnish to Jones and its counsel (at the expense of the Fund) copies of the Registration Statement, the Prospectus, any Additional Disclosure Item and all amendments and supplements to the Registration Statement or Prospectus and such Additional Disclosure Items relating to the registration and issuance of the Placement Shares pursuant to this Agreement that are filed with the Commission during the period in which a prospectus relating to the Placement Shares is required to be delivered under the Securities Act (whether physically or through compliance with Rule 153 or Rule 172 under the Securities Act or otherwise), in each case as soon as reasonably practicable and in such quantities as Jones may from time to time reasonably request.

(s)        Each of the Fund and the Investment Adviser acknowledges and agrees that Jones has informed the Fund that Jones may, to the extent permitted under the Securities Act, Exchange Act and the Investment Company Act, purchase and sell Placement Shares for its own account at the same time as Placement Shares are being sold by the Fund pursuant to this Agreement, provided that Jones agrees that (i) the Fund shall not be deemed to have authorized or consented to any such purchases or sales by Jones and (ii) no such purchases or sales shall take place while a Placement Notice is in effect (except to the extent Jones may engage in sales of Placement Shares (A) purchased or deemed purchased from the Fund as a “riskless principal” or in a similar capacity or (B) with respect to errors that cause Jones to take an unplanned principal position, in each case to the extent such sales are permitted under the Securities Act, the Exchange Act and the Investment Company Act).

(t)        The Fund will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Fund to facilitate the sale or resale of the Placement Shares or (ii) sell, bid for, or purchase the Placement Shares, or pay anyone any compensation for soliciting purchases of the Placement Shares other than Jones; provided, however, the Fund may issue and sell shares of common stock pursuant to the Dividend Reinvestment and Cash Purchase Plan.

(u)        During the term of this Agreement, the Fund and the Investment Adviser will furnish to Jones such information as reasonably requested by Jones regarding the Fund or the Investment Adviser.

8.         Conditions to Jones’s Obligations. The obligations of Jones hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Fund and the Investment Adviser herein, to the due performance by the Fund and the Investment Adviser of their respective obligations hereunder, and to the continuing satisfaction (or written waiver by Jones in its sole discretion) of the following additional conditions:

(a)        The Registration Statement shall have become effective and shall be available for the sale of (i) all Placement Shares issued pursuant to all prior Placements and not yet sold by Jones and (ii) all Placement Shares contemplated to be issued by the Placement Notice relating to such Placement.

(b)        None of the following events shall have occurred and be continuing: (i) receipt by the Fund of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any amendments or supplements to the Registration Statement, the Prospectus or any Additional Disclosure Item relating to or affecting the Placement Shares; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, including any notice objecting to the use of the Registration Statement or order pursuant to Section 8(e) of the Investment Company Act having been issued and proceedings therefor initiated, or to the knowledge of the Fund, threatened by the Commission; (iii) receipt by the Fund of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any statement made in the Registration Statement, the Prospectus or any Additional Disclosure Item untrue in any material respect or that requires the making of any changes in the Registration Statement, Prospectus or any Additional Disclosure Item so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus and any Additional Disclosure Item, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Fund’s reasonable determination that a post-effective amendment to the Registration Statement would be appropriate.

(c)        Jones shall not have advised the Fund that the Registration Statement, Prospectus or any Additional Disclosure Item, or any amendment or supplement thereto, contains an untrue statement of a material fact regarding Jones that in Jones’ opinion is material, or omits to state a fact regarding Jones that in Jones’ opinion is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which it was made, not misleading.

(d)        Except as contemplated or disclosed in the Prospectus, there shall not have been any material change, on a consolidated basis, in the authorized shares of capital stock of the Fund or any Fund Material Adverse Effect or Investment Adviser Material Adverse Effect, or any development that may reasonably be expected to cause a Fund Material Adverse Effect or Investment Adviser Material Adverse Effect, or a downgrading in or withdrawal of the rating assigned to any of the Fund’s debt or preferred securities by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Fund’s debt or preferred securities, the effect of which, in the case of any such action by a rating organization described above, in the sole judgment of Jones (without relieving the Fund of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectus.

(e)        Jones shall have received the opinion of Fund Counsel required to be delivered pursuant Section 7(k) on or before the date on which such delivery of such opinion is required pursuant to Section 7(k).

(f)        Jones shall have received the Comfort Letter, and to the extent applicable, the CFO Certificate, required to be delivered pursuant Section 7(l) on or before the date on which such delivery of such letter and CFO Certificate is required pursuant to Section 7(l).

(g)        Jones shall have received the certificates required to be delivered pursuant to Section 7(j) and Section 7(m) on or before the date on which delivery of such certificate is required pursuant to Section 7(j) and Section 7(m), respectively.

(h)        Trading in shares of the Fund’s common stock shall not have been suspended on the NYSE American.

(i)        On each date on which the Fund is required to deliver a certificate pursuant to Section 7(j), the Fund shall have furnished to Jones such appropriate further information, certificates and documents as Jones may reasonably request. All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof. The Fund will furnish Jones with such conformed copies of such opinions, certificates, letters and other documents as Jones shall reasonably request.

(j)        All filings with the Commission required by Rule 424 or Rule 497, as applicable, under the Securities Act to have been filed prior to the giving of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424 or Rule 497, as applicable.

(k)        The Placement Shares shall have been approved for listing on the NYSE American, subject only to notice of issuance.

(l)        There shall not have occurred any event that would permit Jones to terminate this Agreement pursuant to Section 11(a).

(m)      Prior to the date hereof, FINRA shall have confirmed that it has no objection with respect to the fairness and reasonableness of the placement terms and arrangements set forth herein.

9.        Indemnification and Contribution.

(a)        Indemnification by the Fund and the Investment Adviser. The Fund agrees to indemnify and hold harmless Jones, its directors, members, officers and each person, if any, who controls Jones within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i)         against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) including any information deemed to be a part thereof pursuant to Rule 430B, Rule 430C or Rule 424 under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any Additional Disclosure Item or in any Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)         against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 9(e) below) any such settlement is effected with the written consent of the Fund and the Investment Adviser; and

(iii)         against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Jones), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (1) or (2) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Fund or the Investment Adviser by Jones expressly for use in the Registration Statement (or any amendment thereto), any Additional Disclosure Item, or in any Prospectus (or any amendment or supplement thereto).

(b)        Indemnification by Jones. Jones agrees to indemnify and hold harmless each of the Fund and the Investment Adviser, each of their directors, trustees, members, each of their officers who signed the Registration Statement, and each person, if any, who controls the Fund or the Investment Adviser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 9, as incurred, but only with respect to any untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), any Additional Disclosure Item, or any

Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Fund or the Investment Adviser by Jones expressly for use in the Registration Statement (or any amendment thereto), any Additional Disclosure Items or any Prospectus (or any amendment or supplement thereto). Each of the Fund and the Investment Adviser acknowledges that Jones has not furnished any information to it for inclusion in the Prospectus.

(c)        Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. Counsel to the indemnified parties shall be selected as follows: counsel to Jones, its directors, members, officers, and each person, if any, who controls Jones within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be selected by Jones; counsel to the Fund, its directors, trustees, members, each of its officers who signed the Registration Statement and each person, if any, who controls the Fund within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be selected by the Fund; counsel to the Investment Adviser and each person, if any, who controls the Investment Adviser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be selected by the Investment Adviser. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for: the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for Jones and each person, if any, who controls Jones within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Fund, each of their directors, trustees, members, each of its officers who signed the Registration Statement and each person, if any, who controls the Fund within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Investment Adviser; and the fees and expenses of more than one counsel, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 9 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)        Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 9(a)(2) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)        Other Agreements with Respect to Indemnification and Contribution. The provisions of this Section 9 hereof shall not affect any agreements among the Fund and the Investment Adviser with respect to indemnification of each other or contribution between themselves.

(f)         Contribution.

(i)         If the indemnification provided for in this Section 9 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Fund and the Investment Adviser on the one hand and Jones on the other hand from the offering of the Placement Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Fund and the Investment Adviser on the one hand and of Jones on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

(ii)         The relative benefits received by the Fund and the Investment Adviser on the one hand and Jones on the other hand in connection with the offering of the Placement Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the Net Proceeds from the offering of the Placement Shares pursuant to this Agreement (before deducting expenses) received by the Fund and the Investment Adviser and the total discounts and commissions received by Jones as calculated in accordance with the terms set forth in Schedule 2, bear to the aggregate gross proceeds from the sale of Placement Shares pursuant to this Agreement.

(iii)         The relative fault of the Fund and the Investment Adviser on the one hand and Jones on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Fund or by the Investment Adviser or by Jones and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(iv)         The Fund, the Investment Adviser and Jones agree that it would not be just and equitable if contribution pursuant to this Section 9(f) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9(f). The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9(f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

(v)           Notwithstanding the provisions of this Section 9(f), Jones shall not be required to contribute any amount in excess of the amount by which the total price of the Placement Shares actually distributed by Jones exceeds the amount of any damages that Jones has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

(vi)          No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(vii)         For purposes of this Section 9(f), each person, if any, who controls Jones within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as Jones, and each person who controls the Fund or the Investment Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Fund and the Investment Manager and each trustee, director or member of the Fund and the Investment Manager, shall have the same rights to contribution as the Fund and the Investment Manager.

(g)         The indemnity and contribution agreements contained in this Section 9 shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of Jones, its partners, officers or employees, or any person controlling Jones, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and or by or on behalf of the Fund and/or the Investment Adviser, their respective directors, trustees and officers or any person who controls the Fund and/or the Investment Adviser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, (ii) delivery and acceptance of the Placement Shares and payment therefor, or (iii) any termination of this Agreement. A successor to Jones or to the Fund or to the Investment Adviser, their respective directors, trustees or officers, or any person controlling Jones or the Fund or the Investment Adviser shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 9.

10.         Representations and Agreements to Survive Delivery. All representations and warranties of the Fund and the Investment Adviser herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of Jones, any controlling persons, or the Fund and/or the Investment Adviser (or any of their respective officers, directors, trustees or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.

11.         Termination.

(a)          Jones shall have the right by giving notice as hereinafter specified at any time to terminate this Agreement if (i) any Fund Material Adverse Effect or Investment Adviser Material Adverse Effect, has occurred which, in the reasonable judgment of Jones, may materially impair the investment quality of the Placement Shares, (ii) the Fund or the Investment Adviser shall have failed, refused or been unable to perform any agreement on its part to be performed hereunder; provided, however, in the case of any failure of the Fund or the Investment Adviser to deliver (or cause another person to deliver) any certification, opinion, or letter required under Sections 7(j), 7(k), 7(l), or 7(m) Jones’s right to terminate shall not arise unless such failure to deliver (or cause to be delivered) continues for more than thirty (30) days from the date of such Representation Date pursuant to which such delivery was required; provided, further, that, Jones shall have the right to suspend its obligations hereunder, regardless of whether a Placement Notice is pending, beginning on the sixth (6th) day after the date of any Representation Date if any certification, opinion, or letter referenced in the foregoing proviso has not yet been (or caused to be) delivered; (iii) any other condition of Jones’ obligations hereunder is not fulfilled, or (iv) any suspension or limitation of trading in the Placement Shares or in securities generally on the NYSE American shall have occurred. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(e), Section 9, Section 10, Section 15, Section 17 and Section 19 hereof shall remain in full force and effect notwithstanding such termination. If Jones elects to terminate this Agreement as provided in this Section 11, Jones shall provide the required notice as specified herein.

(b)          The Fund shall have the right, by giving notice as hereinafter specified to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(e), Section 9, Section 10, Section 15, Section 17 and Section 19 hereof shall remain in full force and effect notwithstanding such termination.

(c)          Jones shall have the right, by giving notice as hereinafter specified to terminate this Agreement in its sole discretion at any time following the period of twelve (12) months after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(e), Section 9, Section 10, Section 15, Section 17 and Section 19 hereof shall remain in full force and effect notwithstanding such termination.

(d)          This Agreement shall remain in full force and effect unless terminated pursuant to Sections 11(a), (b) or (c) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 7(e), Section 9, Section 10, Section 15, Section 17 and Section 19 shall remain in full force and effect.

(e)          Except as otherwise provided in Sections 11(b) and 11(c), any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by Jones or the Fund, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.

(f)         Any Reimbursable Amounts owed to Jones upon a termination in accordance with this Section 11 shall be payable by the Fund to Jones only to the extent such Reimbursable Amounts are actually incurred by Jones as contemplated by FINRA
Rule 5110(f)(2)(D).

12.         Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing and if sent to Jones, shall be delivered to Jones at JonesTrading Institutional Services LLC, 900 Island Park Drive, Suite 200, Charleston, South Carolina 29492, Attention: Burke Cook, e-mail (Burke@jonestrading.com) and Troutman Pepper Hamilton Sanders LLP, 1001 Haxall Point, Richmond, Virginia 23218, Attention: Michael T. Damgard, telephone ((804) 697-1237), e-mail (teddy.damgard@troutman.com); if sent to the Fund or the Investment Adviser, shall be delivered to Credit Suisse Asset Management, LLC, Attn: Karen Regan, telephone (212) 325-7349, email (karen.regan@credit-suisse.com), with a copy to Willkie Farr & Gallagher LLP, Attention: Justin L. Browder, telephone ((202) 303-1264), e-mail (jbrowder@willkie.com). Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable electronic or facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the NYSE American and commercial banks in the City of New York are open for business.

13.         Successors. This Agreement shall inure to the benefit of and be binding upon Jones, the Fund and the Investment Adviser and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than Jones, the Fund and the Investment Adviser and their respective successors and the controlling persons and directors, officers, members and trustees referred to in Section 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of Jones, the Fund and the Investment Adviser and their respective successors, and said controlling persons and officers, directors and trustees and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Placement Shares from Jones shall be deemed to be a successor by reason merely of such purchase.

14.         Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

15.         Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the state of New York applicable to agreements made and to be performed in such state.

16.         General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings, titles and captions herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

17.         Waiver of Jury Trial. The Fund, the Investment Adviser and Jones each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or any transaction contemplated hereby.

18.         Adjustments for Stock Splits. The parties acknowledge and agree that all share related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to shares of the Fund’s common stock.

19.         Absence of Fiduciary Relationship. The Fund and the Investment Adviser acknowledge that in connection with the offering of the Placement Shares: (a) Jones has acted at arm’s length and owes no fiduciary duties to, the Fund and the Investment Adviser or any other person; (b) Jones owes the Fund and the Investment Adviser only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) Jones may have interests that differ from those of the Fund and the Investment Adviser. The Fund and the Investment Adviser waive to the full extent permitted by applicable law any claims any of them may have against Jones arising from an alleged breach of fiduciary duty in connection with the offering of the Placement Shares as contemplated by this Agreement.

[Remainder of Page Intentionally Blank]

If the foregoing correctly sets forth the understanding between the Fund, the Investment Adviser and Jones, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Fund, the Investment Adviser and Jones.

Very truly yours,

CREDIT SUISSE ASSET MANAGEMENT
INCOME FUND, INC.

By:
Name:
Title:

CREDIT SUISSE ASSET MANAGEMENT, LLC

By:
Name:
Title:

ACCEPTED as of the date
first-above written:

JONESTRADING INSTITUTIONAL
SERVICES LLC

By:
Name:	Burke Cook
Title:	General Counsel

SCHEDULE 1

FORM OF PLACEMENT NOTICE

From:	[ ]
Cc:	[ ]
To:	[ ]
Subject:	Capital On Demand - Placement Notice

Date:

Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Capital On Demand™ Sales Agreement between Credit Suisse Asset Management Income Fund, Inc. (the “Fund”), Credit Suisse Asset Management, LLC and JonesTrading Institutional Services LLC (“Jones”) dated November 19, 2021, I hereby request on behalf of the Fund that Jones sell up to [                ] shares of the Fund’s common stock, $0.001 par value per share, at a minimum market price of $[                ] per share.

The time period during which sales are requested to be made shall be [                                ].

[No more than                      shares may be sold in any one trading day.]

Discount/Commission: [                                             ].

ADDITIONAL SALES PARAMETERS MAY BE ADDED, SUCH AS SPECIFIC DATES THE SHARES MAY NOT BE SOLD ON, THE MANNER IN WHICH SALES ARE TO BE MADE BY JONES, AND/OR THE CAPACITY IN WHICH JONES MAY ACT IN SELLING SHARES (AS PRINCIPAL, AGENT, OR BOTH).

SCHEDULE 2

Compensation

The amount of any discount, commission or other compensation (other than the Reimbursable Amounts), to be paid by the Fund to Jones shall be between 150 and 300 basis points of the gross proceeds with respect to sales actually effected by Jones, with the exact amount of such discount, commission or other compensation to be mutually agreed upon by the parties from time to time, as set forth in the Placement Notice.

SCHEDULE 3

JONESTRADING INSTITUTIONAL SERVICES LLC

Shlomo “Moe” Cohen

Managing Director

JonesTrading Institutional Services LLC

757 Third Avenue, 23rd Floor

New York, NY 10017

(212) 907-5332

moec@jonestrading.com

Alan F. Hill

Chief Executive Officer

JonesTrading Institutional Services LLC

555 St. Charles Drive,

Suite 200

Thousand Oaks, CA 91360

(818) 991-5500

alanh@jonestrading.com

Burke Cook

General Counsel

JonesTrading Institutional Services LLC

900 Island Park Drive, Suite 200

Charleston, SC 29492

(212) 907-5396

burke@jonestrading.com

SCHEDULE 3

CREDIT SUISSE ASSET MANAGEMENT INCOME FUND, INC.

Wing Chan

Managing Director

Credit Suisse Asset Management, LLC

Eleven Madison Avenue, 9th Floor

New York, NY 10010-3629

(212) 325-7237

wing.chan@credit-suisse.com

Michael Adelman

Vice President

Credit Suisse Asset Management, LLC

Eleven Madison Avenue, 9th Floor

New York, NY 10010-3629

(212) 325-7331

michael.adelman@credit-suisse.com

John G. Popp

Managing Director

Credit Suisse Asset Management, LLC

Chief Executive Officer and President –

Credit Suisse Asset Management Income

Fund, Inc.

Eleven Madison Avenue, 9th Floor

New York, NY 10010-3629

(212) 538-8188

john.g.popp@credit-suisse.com

Thomas Flannery

Managing Director

Credit Suisse Asset Management, LLC

Chief Investment Officer – Credit Suisse

Asset Management Income Fund, Inc.

Eleven Madison Avenue, 9th Floor

New York, NY 10010-3629

(212) 538-8191

thomas.flannery@credit-suisse.com

Omar Tariq

Director

Credit Suisse Asset Management, LLC

Chief Financial Officer and Treasurer –

Credit Suisse Asset Management Income

Fund, Inc.

Eleven Madison Avenue, 9th Floor

New York, NY 10010-3629

(212) 538-5470

omar.tariq@credit-suisse.com

Karen A. Regan

Vice President

Credit Suisse Asset Management, LLC

Senior Vice President & Secretary – Credit

Suisse Asset Management Income Fund, Inc.

Eleven Madison Avenue, 9th Floor

New York, NY 10010-3629

(212) 325-7349

karen.regan@credit-suisse.com

S-2

Exhibit 7(j)

FUND OFFICER CERTIFICATE

The undersigned, the duly qualified and elected [                            ] of Credit Suisse Asset Management Income Fund, Inc., a Maryland corporation (the “Fund”), does hereby certify in such capacity and on behalf of the Fund, pursuant to Section 7(j) of the Sales Agreement dated November 19, 2021 (the “Sales Agreement”) between the Fund, Credit Suisse Asset Management, LLC and JonesTrading Institutional Services LLC, that to the best of the knowledge of the undersigned:

(i)     Except for non-material exceptions, the representations and warranties of the Fund in Section 6(a) of the Sales Agreement are true and correct on and as of the date hereof, with the same force and effect as if expressly made on and as of the date hereof; and

(ii)     The Fund has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Sales Agreement at or prior to the date hereof.

By:
Name:
Title:
Date:

Exhibit 7(j) (Cont’d)

INVESTMENT ADVISER OFFICER CERTIFICATE

The undersigned, the duly qualified and elected [                    ] of Credit Suisse Asset Management, LLC, a Delaware limited liability company (the “Investment Adviser”), does hereby certify in such capacity and on behalf of the Investment Adviser, pursuant to Section 7(j) of the Sales Agreement dated November 19, 2021 (the “Sales Agreement”) between the Investment Adviser, Credit Suisse Asset Management Income Fund, Inc. and JonesTrading Institutional Services LLC, that to the best of the knowledge of the undersigned:

(i)     Except for non-material exceptions, the representations and warranties of the Investment Adviser in Section 6(b) of the Sales Agreement are true and correct on and as of the date hereof, with the same force and effect as if expressly made on and as of the date hereof; and

(ii)    The Investment Adviser has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Sales Agreement at or prior to the date hereof.

By:
Name:
Title:
Date:

Exhibit 7(k)(1)

FORM OF OPINION OF FUND COUNSEL

Exhibit 7(k)(2)

MATTERS TO BE COVERED BY

FUND COUNSEL OPINION UPON REPORT FILING

Exhibit 7(l)

[                    ], 20[    ]

JonesTrading Institutional Services LLC

780 Third Avenue, 3rd Floor

New York, New York 10017

Ladies and Gentlemen:

This certificate of Credit Suisse Asset Management Income Fund, Inc., a Maryland corporation (the “Fund”), is being delivered on behalf of the Fund by [                        ], in connection with the Sales Agreement, dated November 19, 2021, among the Fund, Credit Suisse Asset Management, LLC and JonesTrading Institutional Services LLC (the “Agent”) in relation to the issuance and sale from time to time of up to [●] shares of the Fund’s common stock through the Agent.

I hereby certify that I am the duly elected Chief Financial Officer of the Fund.

I have reviewed the Fund’s unaudited semi-annual financial statements and financial highlights as of and for the semi-annual period ended June 30, 20[    ] attached hereto as Exhibit A and included in the Fund’s semi-annual report on Form N-CSRS (the “Semi-Annual Financial Statements”) and for purposes of this certification, have inquired of other officials of the Fund, as necessary, who have responsibility for certain financial and accounting matters.

Nothing has come to my attention based on my review of the Semi-Annual Financial Statements and my inquiries of other Fund officials as stated above, that causes me to believe that:

(a)	any material modifications should be made to the Semi-Annual Financial Statements for them to be in conformity with accounting principles generally accepted in the United States of America; and

(b)

the Semi-Annual Financial Statements do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and the rules and regulations adopted thereunder by the Securities and Exchange Commission.

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Signed by me this [    ] day of [                    ], 20[    ].

Name:	[ ]
Title:	Chief Financial Officer